Exhibit 99.2

SpringWorks Therapeutics Announces Pricing of Public Offering of Common Stock

STAMFORD, Conn., October 7, 2020 – SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), a clinical-stage biopharmaceutical company focused on developing life-changing medicines for patients with severe rare diseases and cancer, announced today the pricing of an underwritten public offering of 4,901,960 shares of its common stock at a public offering price of $51.00 per share, before underwriting discounts and commissions. All of the shares in the offering are being sold by SpringWorks. In addition, SpringWorks has granted the underwriters a 30-day option to purchase up to an additional 735,294 shares of its common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $250 million, excluding any exercise of the underwriters' option to purchase additional shares. The offering is expected to close on or about October 13, 2020, subject to the satisfaction of customary closing conditions.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Cowen and Company, LLC are acting as joint book-running managers for the offering. Wedbush Securities Inc. is acting as co-manager for the offering.

An automatic shelf registration statement on Form S-3ASR (including a prospectus) relating to these securities has been filed with the Securities and Exchange Commission (SEC) and has become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus and prospectus supplement that form part of the automatic shelf registration statement. A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and forms a part of the effective registration statement. A copy of the final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and may be obtained, when available, from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1115 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; Goldman Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526 or by emailing prospectus-ny@ny.email.gs.com or Cowen and Company, LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY,11717, Attn: Prospectus Department, by telephone at (833) 297-2926 or by emailing PostSaleManualRequests@broadridge.com.

About SpringWorks Therapeutics

SpringWorks is a clinical-stage biopharmaceutical company applying a precision medicine approach to acquiring, developing and commercializing life-changing medicines for underserved patient populations suffering from devastating rare diseases and cancer. SpringWorks has a differentiated portfolio of small molecule targeted oncology product candidates and is advancing two potentially registrational clinical trials in rare tumor types, as well as several other programs addressing highly prevalent, genetically defined cancers. SpringWorks’ strategic approach and operational excellence in clinical development have enabled it to rapidly advance its two lead product candidates into late-stage clinical trials while simultaneously entering into multiple shared-value partnerships with industry leaders to expand its portfolio.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding SpringWorks’ expectations with respect to the respect to the completion and timing of the proposed public offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, and other risks identified in the section entitled “Risk Factors” in Item 1A of Part II of SpringWorks’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as well as discussions of potential risks, uncertainties and other important factors in SpringWorks’ subsequent filings with the Securities and Exchange Commission. SpringWorks cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. SpringWorks disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent SpringWorks’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Contact

Kim Diamond
Phone: 203-561-1646
Email: kdiamond@springworkstx.com

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